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                                   EXHIBIT 2

                         MSAF'S PERFORMANCE ASSUMPTIONS

INTRODUCTION

     As an illustration of certain payment characteristics of the 1998 Notes, we describe below our assumptions about MSAF's performance in future years. We refer to the scenario in which all of these assumptions prove to be correct as our "BASE CASE". The assumptions that relate specifically to line items that will be contained in future monthly cash reports to noteholders are separately identified and numbered for your ease of reference. In the tables that follow we set out possible future revenue scenarios that we have developed by fixing certain of the assumptions and varying other assumptions and certain other factors that affect our revenues, costs and expenses.

     You should note that the assumptions are not projections, estimates, forecasts or forward-looking statements. The assumptions do not represent a complete list of factors which may affect our revenues, costs and expenses but rather indicate those factors which are likely to significantly affect our performance in future years. You should also note that the different possible future revenue scenarios contained in the tables only illustrate some of the payment sensitivities of the 1998 Notes to market and economic stresses. More severe stresses may lead to payments of principal on the 1998 Notes being delayed or decreased, or in certain cases, an event of default. It is highly likely that actual experience will vary from the Base Case and the possible future revenue scenarios that we have illustrated.

     We do not expect to update or revise the assumptions or tables to reflect changes occurring after February 1, 2000. As of February 15, 2000, we are not aware of events or circumstances since that date that would cause the assumptions to be unreliable.

SUMMARY OF THE BASE CASE

     The table below shows our Base Case by reference to the line items to be contained in the "Summary Performance to Date" section of our future monthly cash reports to noteholders. In this table Base Case items are shown as a percentage of lease rentals on the basis of the whole portfolio.

                                                                BASE CASE    RELATED ASSUMPTION
                                                                ---------    ------------------
                                                                             (SEE BELOW)
Lease rentals...............................................      100.0              (1)
Net stress-related costs....................................       (4.5)             (2)
                                                                  -----
Net lease rentals...........................................       95.5
Interest earned.............................................        1.0              (3)
Net maintenance.............................................        0.0              (4)
                                                                  -----
Total cash collections......................................       96.5
Aircraft operating expenses.................................       (0.8)             (5)
SG&A........................................................       (4.2)             (6)
                                                                  -----
Total cash expenses.........................................       (5.0)
                                                                  -----
Net cash collections........................................       91.5
                                                                  =====

     Net cash collections represent the amount available to pay principal and interest on the 1998 Notes. Under the Base Case, we have assumed that interest payments (net of swap payments) will be 55.8% of lease rentals, leaving 35.7% of lease rentals available to repay principal in the first year, assuming consummation of the securitization and refinancing.

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     You should refer to Exhibit 4 to this report for the month-by-month roll-out of our assumed lease rentals, from the expected closing date of the securitization through the final maturity date of the New Notes, under the Base Case.

PRIMARY REVENUE ASSUMPTIONS

     We make the following assumptions about each of our main revenue line items.

     LEASE RENTALS

     "LEASE RENTALS" represents all rental payments received under the leases and the net proceeds of any aircraft sales.

     We assume that:                                                         (1)

     - we re-lease aircraft coming off lease at a monthly rental rate that is a function of the age of the aircraft and the contracted monthly rental rate as of February 1, 2000, with lease rates being assumed to decline by 2% per annum in years 1-5 of an aircraft's expected useful life, 1% per annum in years 6-15, 3% per annum in years 16-20 and 5% in years 21-25; and

     - we sell each aircraft only at the end of its expected useful life for a scrap value price that is equal to 12% of its assumed value when new.

     NET STRESS-RELATED COSTS

     "NET STRESS-RELATED COSTS" represents the net total of lost revenue due to the combination of the following five inter-related items:

       -- lost rental revenue due to aircraft downtime following the termination or expiration of a lease; and

       -- bad debts realized and/or provided for; and

       -- aircraft repossession costs

       offset by

       -- security deposits drawn after an event of default; and

       -- other leasing income, which includes lease termination payments and default interest.

     -  We assume that net stress-related costs are 4.5% per annum of lease
        rentals.                                                             (2)

     INTEREST EARNED

     "INTEREST EARNED" represents interest earned by funds on deposit in the collection account and any other cash balances, including the liquidity reserve amount, including rental payments received, security deposits and accrued maintenance expenses.

     -  We assume that the interest rate at which the cash balances described
        above earn interest is one month LIBOR minus 20 basis points.        (3)

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     NET MAINTENANCE

     "NET MAINTENANCE" represents maintenance payments received from lessees under the terms of the applicable leases, less maintenance costs that we make or expect to make under the leases and any modification payments that we make.

     -  We assume that net maintenance is zero.                              (4)

OTHER REVENUE-RELATED ASSUMPTIONS

     In addition to the revenue assumptions above, we make the following revenue-related assumptions.

     -  We assume that future lease terms are five years.

     - We assume that we grant no purchase options to lessees and that no existing purchase options are exercised.

     - We assume that we grant no new lease termination or extension options to lessees and that existing termination or extension options are exercised only when to do so would result in a rental rate at the time that is lower than the rental rate that we would otherwise assume under assumption(1).

     -  We assume that the remaining aircraft is delivered to us.

     -  We assume that each aircraft has an expected useful life of 25 years.

     - We assume that aircraft values decline over time in accordance with the depreciation curve described in MSAF's prospectus dated November 4, 1998 under "Description of Notes -- Payment of Principal and Interest -- Principal Amortization".

     -  We assume that we acquire no additional aircraft.

     EXPENSE-RELATED ASSUMPTIONS

     We make the following assumptions about each of our main expense line items.

     AIRCRAFT OPERATING EXPENSES

     "AIRCRAFT OPERATING EXPENSES" represents certain operating costs incurred in the ordinary course of the operating lease business, including insurance expenses and leasing transaction expenses.

     -  We assume that aircraft operating expenses are 0.8% per annum of lease
        rentals.                                                             (5)

SG&A

     "SG&A" represents the sum of the following expense items:

     -- fees paid to ILFC as servicer of the aircraft;

     -- fees paid to the administrative agent and other service providers, including the financial advisor;

     -- legal fees, underwriting fees, printing and other expenses of the issuance and sale of any refinancing notes and any notes issued in the exchange offer for the subclass A-3, A-4 and A-5 notes; and

     -- other selling, general and administrative expenses.

     We assume that:                                                         (6)

     -  we pay fees to ILFC as servicer as follows:

       -- a monthly retainer fee equal of approximately $250,000,

       -- a monthly fee equal to 1% of the aggregate rent due for any month (or portion of a month), and

       -- a monthly fee equal to approximately 1.25% of the aggregate rent actually paid for the month.

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     -  we pay fees to the administrative agent and other service providers as follows:

       -- Cabot Aircraft Services, the administrative agent receives a monthly fee equal to 0.5% of rental payments made by the lessees under the leases, subject to an initial annual minimum of $500,000;

       -- Bankers Trust, the cash manager receives an annual fee not to exceed
          $500,000;

       -- Morgan Stanley & Co. Incorporated, the financial advisor receives an annual fee of $50,000.

     - we pay customary legal fees, underwriting fees, printing and other expenses of the issuance and sale of any refinancing notes and any notes issued in the exchange offer; and

     - other selling, general and administrative expenses are 0.3% per annum of lease rentals.

FINANCING-RELATED ASSUMPTIONS

     We make the following financing-related assumptions:

     -  We assume that one month LIBOR remains constant at 5.80% per annum.

     - We assume that MSAF makes and receives swap payments in accordance with the contracted terms of the swaps that we will have in place on the closing date of this offering.

     - We assume that we issue New Notes that rank equally in right of payment and interest with each corresponding subclass of the 1998 Notes in amounts and with coupons as set forth in the following table and that we make payments in accordance with the order of priorities set forth in MSAF, prospectus dated November 4, 1998 under "Description of Notes -- Priority of Payments".

       SUBCLASS OF NEW NOTES                                 AMOUNT         MONTHLY COUPON
       ---------------------                              ------------    -------------------
                                                           MI($LLIONS)
       Subclass A-3...................................          800         1 Month LIBOR + %
       Subclass A-4...................................          200         1 Month LIBOR + %
       Subclass A-5...................................          175         1 Month LIBOR + %
       Subclass B-2...................................           75                %
       Subclass C-2...................................           60                %
                                                             ------
                                                             $1,310
                                                             ======

     - We assume that we issue and sell refinancing notes on the expected final payment dates of each of the subclass A-3, A-4 and B-2 notes, and on each subsequent expected final payment dates of any such refinancing notes, on the same terms with respect to priority, redemption and coupon as the notes being refinanced and with maturities and amortization schedules paid with the application of the minimum, scheduled and supplemental principal payment amounts.

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